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                                                                    EXHIBIT 99.3

                           CONSENT OF CHARLES E. RICE

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Joint Proxy Statement-Prospectus of NationsBank Corporation and Barnett Banks, Inc., which is part of this Registration Statement on Form S-4 of NationsBank Corporation, with respect to his being elected or appointed as a director of NationsBank Corporation under the circumstances described therein.

                                         /s/ Charles E. Rice
                                         ___________________

                                         CHARLES E. RICE
                                         DIRECTOR, BARNETT BANKS, INC.

November 18, 1997